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                                                                   Exhibit 23(d)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Solicitation Statement/Prospectus on Form S-4 (File No. 333-37215) filed by General Motors Corporation of our report dated January 27, 1997 accompanying the consolidated financial statements of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, included in or made a part of the Registration Statement on Form S-4 (File No. 333-25293) of PanAmSat Corporation.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


Stamford, Connecticut
October 9, 1997